Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Charles (269) 961-3799

Kellogg Company Reports First Quarter 2018 Results, Reaffirms Full-Year Earnings Guidance, and Updates Guidance for Increased West Africa Investments
BATTLE CREEK, Mich. - May 3, 2018 - Kellogg Company (NYSE: K) today announced first-quarter 2018 results, confirmed its full-year outlook for its base business, and updated its financial guidance to reflect its increased equity interests in its West Africa ventures.
Highlights:

•	Q1 results included growth in net sales, operating profit, and earnings per share.

•	The quarter featured continued improvement in net sales performance, driven by key businesses and brands across the portfolio, and fueled by Deploy for Growth priorities and increased investment.

•
The Company announced that it expanded its interests in business partnerships in West Africa, resulting in a stake in a leading Nigerian packaged food company and the consolidation into Kellogg's financials of a major Nigerian food distributor.

•
Management updated its financial guidance* for 2018, affirming previous guidance for the base business, and adding the inclusion of the recently consolidated West Africa results: It now expects +3-4% growth in net sales on a currency-neutral basis; adjusted operating profit growth of +5-7% on a currency-neutral basis; and adjusted earnings per share growth of +9-11% on a currency-neutral basis.

"We delivered a strong first quarter,” said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. “Net sales, operating profit, and earnings per share all achieved year-on-year growth, keeping us well on pace for our full-year targets. We made visible progress on key elements of our growth plan, achieving accelerated growth in frozen foods and Pringles, stabilizing cereal in developed international cereal markets, and realizing underlying improvement in U.S. Snacks following our transition out of Direct Store Delivery distribution. We also accelerated our growth in emerging markets, and we increased our investment stakes in our fast-growing West Africa ventures. We still have work to do, and our investment in capabilities and growth will continue, but we are firmly on the right track.”
* All guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, and the mark-to-market adjustments of pensions and various financial instruments. Expected net sales, margins, operating profit, operating profit margin and earnings per share are provided on this non-GAAP, currency-neutral basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

Financial Summary:	Quarter ended
(millions, except per share data)	March 31, 2018	April 1, 2017*	% Change
Reported Net Sales	$3,401	$3,248	4.7%
Currency-Neutral Net Sales **	$3,319	$3,248	2.2%
Organic Net Sales **	$3,268	$3,248	0.6%

Reported Operating Profit	$510	$280	81.7%
Currency-Neutral Adjusted Operating Profit **	$489	$465	5.1%

Reported Diluted Earnings Per Share	$1.27	$0.75	69.3%
Currency-Neutral Adjusted Diluted Earnings Per Share **	$1.19	$1.07	11.2%
* Quarter ended April 1, 2017 has been restated to include the impact of Accounting Standards Updates (ASU's) adopted in 2018.
** Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
First Quarter Consolidated Results
Kellogg’s first quarter 2018 GAAP (or "reported") net sales increased by nearly 5% year on year, owing to favorable currency translation, the acquisition of RXBAR (October 2017), and improved business delivery. Currency translation contributed 2.5 percentage points of the growth, and RXBAR contributed 1.6 percentage points. On an organic basis, net sales increased by +0.6%, the Company's best performance in several quarters, and despite previously announced list-price adjustments and other impacts in U.S. Snacks related to its transition from DSD.
First quarter reported operating profit and operating profit margin increased versus the year-ago quarter, driven by productivity savings and higher net sales, as well as by significantly lower restructuring charges and favorable mark-to-market impacts year-on-year. Operating profit and operating profit margin both increased on a currency-neutral adjusted basis, as well, owing to the higher sales growth and strong productivity savings related to the Project K restructuring program. These savings, driven primarily by last summer's exit and elimination of overhead from its U.S. Snacks segment's Direct Store Delivery system, more than offset a substantial year-on-year increase in advertising and promotion investment, as well as various cost pressures, including a significant rise in freight costs.
First quarter 2018 earnings per share increased strongly from the prior-year quarter, due to lower restructuring charges, favorable mark-to-market adjustments, favorable currency translation, a lower effective tax rate, and higher underlying business delivery. Non-GAAP (or "adjusted") earnings per share also increased year on year in the quarter, even on a currency-neutral basis, on the higher business delivery and lower effective tax rate.
First Quarter Business Performance
Please refer to the segment tables in the back of this document.
Kellogg Company's first quarter featured improving net sales trends in several businesses, including accelerated growth in U.S. frozen foods brands and Pringles worldwide, as well as continued stabilization of cereal in core international developed markets, and strong growth in emerging markets. The Company also made progress on key initiatives, such as improving in-market performance in post-DSD U.S. Snacks, and stabilizing Special K in several key cereal markets. Meantime, productivity savings, particularly the overhead reduction associated with the closing of the DSD system in U.S. Snacks, more than offset a significant increase in brand-

building investment and various cost pressures. The result was operating profit growth that is on track to achieve its full-year outlook.
Kellogg North America’s net sales in the first quarter increased on a reported basis, due to the RXBAR acquisition and favorable currency translation. Excluding these factors, on an organic basis, net sales declined by less than 1%, reflecting the aforementioned list-price adjustment and rationalization of stock-keeping units (SKU) related to the transition out of DSD in U.S. Snacks. This DSD impact masked underlying growth elsewhere, led by momentum in U.S. frozen foods. Operating profit increased on both a reported and adjusted basis. Restructuring charges were lower, currency translation was favorable, and productivity savings more than offset a substantial increase in advertising and promotion investment and various cost pressures, including a significant rise in freight costs.
Specifically, by segment:

•
The U.S. Snacks segment posted lower net sales year on year, due to the list-price adjustment and rationalization of stock-keeping units that were related to last summer's transition out of its DSD distribution system. In the first quarter, this DSD-exit impact on net sales was again greater than the segment's overall decline, suggesting a third consecutive quarter of improving underlying growth, to go with improving in-market velocities that are a lead indicator of future share performance. Operating profit was up strongly in the quarter, both on a reported and adjusted basis, owing to lower restructuring charges and overhead reductions related to the DSD transition, which more than offset a substantial increase in advertising and promotion investment.

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The U.S. Morning Foods segment’s net sales declined at a decelerated rate from recent quarters. Cereal consumption remained soft, though the Company made progress toward stabilizing the key health and wellness brands, including Special K. The segment's operating profit declined on a reported and adjusted basis, on lower net sales, higher commercial investment, and lapping a strong year-ago performance.

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The U.S. Specialty Channels segment delivered another quarter of growth in net sales, led by its performance in the vending and convenience channels, and despite lapping a particularly strong year-earlier quarter. Operating profit declined, due to a change in cost allocations this year between U.S. operating segments.

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The North America Other segment, which is comprised of the U.S. Frozen Foods, Kashi Company, and Canadian businesses, as well as the recently acquired RXBAR, increased net sales strongly on both a reported and currency-neutral basis. RXBAR continued its strong growth, expanding distribution and share; it contributed about 13 percentage points to North America Other's currency-neutral net sales growth in the quarter. The remaining currency-neutral net sales growth in this segment in the first quarter was driven by sustained momentum in Frozen Foods, including strong consumption and share gains for both Eggo and MorningStar Farms brands. North America Other’s operating profit increased sharply on both a reported and adjusted basis, driven by higher net sales, savings from productivity initiatives, and lower restructuring costs.

Kellogg Europe recorded growth in net sales, both on a reported and currency-neutral basis. Reported growth was additionally aided by favorable currency translation, while currency-neutral growth was driven by growth in snacks, with Pringles growing at a double-digit rate. Operating profit increased on a reported basis, owing mainly to favorable currency translation, and it improved modestly on a currency-neutral basis, as higher sales and productivity savings more than offset an increase in brand building investment.
Kellogg Latin America posted higher net sales, aided by favorable currency translation and a return to growth on a currency-neutral basis. This currency-neutral net sales growth was led by continued growth in Mexico, which grew sales and share in both cereal and Pringles, and by the Mercosur sub-region, where growth was driven by cereal, Pringles, and Parati cookies and crackers. Kellogg Latin America's operating profit decreased sharply on a reported and currency-neutral adjusted basis, due to an expected transactional currency impact on cost of goods sold in the quarter.
Kellogg Asia Pacific’s net sales increased strongly, with favorable currency translation adding to an acceleration in currency-neutral growth. This currency-neutral growth was driven by emerging-markets cereal and continued expansion of Pringles. Kellogg Asia Pacific recorded a strong increase in reported operating profit, related to lower restructuring charges and favorable currency translation, and double-digit growth in currency-neutral adjusted growth . The latter was driven by net sales growth and resultant operating leverage, as well as productivity savings. Not included in Asia Pacific's consolidated results in the first quarter was the performance of the Company's joint ventures in West Africa and China, both of which continued to grow net sales rapidly on a reported and currency-neutral comparable basis, as we continue to invest in their expansion.
Kellogg Announces Increased Investment in West African Businesses
On May 2, 2018, Kellogg Company expanded its interest in business partnerships with Tolaram in West Africa. The Company is investing a total of about $420 million to add to its joint-venture equity interests, resulting in a stake in a leading Nigerian food manufacturer and the consolidation of results of the largest Nigerian food distributor.
Kellogg has exercised its option to acquire a stake in Tolaram Africa Foods (TAF), a holding company of a leading manufacturer and marketer of packaged foods in Nigeria and Ghana. Most of its products, including that market’s leading brand of noodles, are distributed by Multipro, the largest distributor of food products in those growing markets. Kellogg has held a 50% investment interest in Multipro since September, 2015, along with Tolaram. With annual sales of approximately $650 million at current exchange rates, the business has experienced rapid growth during that time. Kellogg’s recently increased investments not only further cement the Company’s position in this overall business, enabling the pursuit of further growth opportunities, but, together with other factors, also result in the consolidation of the distributor’s sales and profit results into those of Kellogg.
Kellogg and Tolaram also own a joint venture, Kellogg Tolaram Nigeria Limited (KTNL), which was created in January, 2016, to market and distribute breakfast and snacks brands in West Africa, and noodles across Africa.
Steve Cahillane, Kellogg’s Chairman and Chief Executive Officer, stated, “Expansion in emerging markets is an important element of our growth strategy. Africa offers incredible growth opportunities, and our experience partnering with Tolaram over the past couple of years have confirmed that we have a strong relationship, attractive brands, local expertise, and a proven business model. Our additional investment is a statement of confidence in this venture, and the consolidation of Multipro’s results means that investors will now have visibility into its strong growth.”
Added Amit Banati, President of Kellogg Asia-Pacific, “We have been delighted with our partnership with Tolaram. Multipro is an unrivaled distributor in West Africa, with best-in-class logistics and consumer activation capabilities. Our investment in TAF links us to a leading packaged foods company in that market, with key brand building capabilities and share leadership in the noodles category. And our KTNL joint venture recently launched in Nigeria Kellogg cereals, which are locally produced and off to a strong start. Together, with Tolaram, we are excited about the potential to expand cereal and snacks across West Africa, and noodles across the entire continent.”
From a reporting standpoint, Multipro’s financial results and position will now be consolidated into Kellogg’s income statement, balance sheet, and cash flow. On the income statement, this adds to Kellogg’s Net Sales through Operating Profit, while pulling out earnings attributable to non-controlling interests. Earnings from the new stake in TAF will be reported through Earnings from Unconsolidated Entities. Both investments will be funded with debt, adding to Interest Expense. The net accretion is expected to be immaterial to Earnings Per Share in 2018. (See also the Financial Guidance section, below.)

Kellogg Updates its 2018 Financial Guidance
The Company is updating its financial guidance for 2018. It is reaffirming previous guidance for its base business, and then adding to guidance for currency-neutral net sales and currency-neutral adjusted operating profit to reflect the impact of its expanded investment in its West Africa ventures, and the resultant consolidation of Multipro's results. Specifically, the Company now forecasts:

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Net Sales +3-4% on a currency-neutral basis. This reflects eight months of net sales for Multipro, which adds to the base business of Kellogg. There are no changes to the outlook for the rest of Kellogg. The October 2017 acquisition of RXBAR is still expected to contribute 1-2 percentage points of growth. This still implies an organic decline of 1-2%, of which 1 percentage point of the decline is related to the negative impact of U.S. Snacks’ DSD transition, including its list-price adjustment and rationalization of stock-keeping units (SKU). The remainder of the business is still projected to be flat to down 1%, an improvement from 2017.

•
Adjusted Operating Profit +5-7% on a currency-neutral basis. The addition of Multipro for the remaining eight months contributes more than 1 percentage point of additional growth. Otherwise, there are no changes to the outlook. The acquired RXBAR is still expected to contribute 1-2 percentage points of growth, while the rest of the growth is driven by remaining Project K and ZBB savings, partially offset by an increase in Brand Building investment.

•
Adjusted Earnings Per Share +9-11% on a currency-neutral basis. There is no change to the Company's guidance for adjusted EPS, whose growth should be driven by growth in adjusted operating profit and the benefit on effective tax rate of recent U.S. Tax Reform. The increased investments in Multipro and TAF should have an immaterial impact on currency-neutral adjusted EPS in 2018, as contribution to operating profit from consolidating Multipro is largely offset by increased interest expense and the combination of lower earnings from unconsolidated entities and higher deduction related to Income Attributable to Non-Controlling Interests.

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Cash Flow guidance. The Company continues to project cash from operating activities to increase to $1.7-1.8 billion in 2018, driven by higher net income, sustained working-capital improvement, and benefits from U.S. Tax Reform. Capital expenditure is still expected to be roughly flat at $0.5 billion. The impact of Multipro is immaterial to our Cash Flow in 2018.

Recast 2017 Financials
In the first quarter of 2018, the Company adopted the following accounting standards updates (“ASUs”):

•	ASU 2014-09: Revenue from contracts with customers ("Revenue Recognition"). This ASU impacts presentation and timing of recognizing revenue from contracts with customers;

•
ASU 2017-07: Improving the Presentation of net Periodic Pension Cost and net Periodic Postretirement Benefit Cost ("Pension"). This ASU impacts the presentation of net periodic benefit cost (pension and postretirement cost);

•	ASU 2016-15: Classification of Certain Cash Receipts and Payments ("Cash Flow"). This ASU impacts presentation of certain transactions on the cash flow statement.
The Pension and Cash Flow ASUs are required to be adopted on a retrospective basis and the Company elected to adopt the Revenue Recognition ASU on a full retrospective basis. As a result, the Company has recast its historical financial statements and related disclosures to reflect these changes.

For details of these recasts, please see our Form 8-K, dated April 19, 2018.

Conference Call / Webcast
Kellogg will host a conference call to discuss results and outlook on Thursday, May 3, 2018 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.
About Kellogg Company
At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Keebler®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2017 were approximately $13 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating three billion Better Days by 2025 through our Breakfasts for Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.
Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, currency-neutral adjusted operating profit, currency-neutral adjusted diluted EPS, and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

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Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral sales. In addition, we exclude the impact of acquisitions, dispositions, related integration costs, shipping day differences, and foreign currency, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.

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Currency-neutral adjusted: gross profit, gross margin, operating profit, operating profit margin, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of Project K and cost reduction activities, mark-to-market adjustments for pension plans, commodities and certain foreign currency contracts, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, such as Project K, ZBB and Revenue Growth Management, to assess performance of newly acquired businesses, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

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Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for currency-neutral net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for net sales excludes the impact of foreign-currency translation. Guidance for operating profit excludes the impact of mark-to-market adjustments, costs related to Project K, foreign-currency translation, and other items that could affect comparability.  Guidance for earnings per share excludes the impact of mark-to-market adjustments, costs related to Project K, foreign-currency translation, and other items that could affect comparability. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.
We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.
    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Project K and cost restructuring activities		$90-110M	$0.27-0.32
Income tax impact applicable to adjustments, net**			$0.05-0.06
Currency-neutral adjusted guidance*	3-4%	5-7%	9-11%

* 2018 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Approximate
Full Year 2018
Net cash provided by (used in) operating activities	$1.7 - $1.8
Additions to properties	~ ($.5)
Cash Flow	$1.2 - $1.3
Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, Zero-Based Budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and Zero-Based Budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended
(Results are unaudited)	March 31, 2018	April 1, 2017*
Net sales	$3,401	$3,248
Cost of goods sold	2,149	2,088
Selling, general and administrative expense	742	880
Operating profit	510	280
Interest expense	69	61
Other income (expense), net	70	88
Income before income taxes	511	307
Income taxes	67	43
Earnings (loss) from unconsolidated entities	—	2
Net income	$444	$266
Per share amounts:
Basic earnings	$1.28	$0.76
Diluted earnings	$1.27	$0.75
Dividends	$0.54	$0.52
Average shares outstanding:
Basic	346	351
Diluted	348	354
Actual shares outstanding at period end	347	350
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in 2018.

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	March 31, 2018	April 1, 2017*
Operating activities
Net income	$444	$266
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	122	121
Postretirement benefit plan expense (benefit)	(47)	(56)
Deferred income taxes	(1)	(66)
Stock compensation	16	17
Other	(30)	30
Postretirement benefit plan contributions	(19)	(24)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(175)	(437)
Inventories	13	58
Accounts payable	(4)	11
All other current assets and liabilities	(91)	46
Net cash provided by (used in) operating activities	228	(34)
Investing activities
Additions to properties	(132)	(130)
Collections of deferred purchase price on securitized trade receivables	—	245
Other	1	(1)
Net cash provided by (used in) investing activities	(131)	114
Financing activities
Net issuances (reductions) of notes payable	99	191
Reductions of long-term debt	—	(1)
Net issuances of common stock	50	40
Common stock repurchases	—	(125)
Cash dividends	(187)	(182)
Net cash provided by (used in) financing activities	(38)	(77)
Effect of exchange rate changes on cash and cash equivalents	30	15
Increase (decrease) in cash and cash equivalents	89	18
Cash and cash equivalents at beginning of period	281	280
Cash and cash equivalents at end of period	$370	$298
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in 2018.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	March 31, 2018	December 30, 2017
	(unaudited)	*
Current assets
Cash and cash equivalents	$370	$281
Accounts receivable, net	1,601	1,389
Inventories	1,214	1,217
Other current assets	135	149
Total current assets	3,320	3,036
Property, net	3,713	3,716
Goodwill	5,514	5,504
Other intangibles, net	2,650	2,639
Investments in unconsolidated entities	425	429
Other assets	1,080	1,027
Total assets	$16,702	$16,351
Current liabilities
Current maturities of long-term debt	$408	$409
Notes payable	469	370
Accounts payable	2,230	2,269
Other current liabilities	1,408	1,474
Total current liabilities	4,515	4,522
Long-term debt	7,881	7,836
Deferred income taxes	357	355
Pension liability	812	839
Other liabilities	583	605
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	852	878
Retained earnings	7,334	7,069
Treasury stock, at cost	(4,346)	(4,417)
Accumulated other comprehensive income (loss)	(1,407)	(1,457)
Total Kellogg Company equity	2,538	2,178
Noncontrolling interests	16	16
Total equity	2,554	2,194
Total liabilities and equity	$16,702	$16,351
 * December 30, 2017 balances have been restated to include the impact of ASU's adopted in 2018. Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended March 31, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss)	Per share amount: Diluted
Mark-to-market	$(30)	$—	$30	$9	$—	$39	$0.11
Project K and cost reduction activities	13	7	(20)	—	—	(20)	(0.06)
Income tax impact applicable to adjustments, net**	—	—	—	—	3	(3)	(0.01)
Foreign currency impact	53	18	11	4	1	13	0.04
Adjustments to adjusted basis	$36	$25	$21	$13	$4	$29	$0.08

	Quarter ended April 1, 2017*
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss)	Per share amount: Diluted
Mark-to-market	$45	$2	$(47)	$26	$—	$(21)	$(0.06)
Project K and cost reduction activities	13	125	(138)	(4)	—	(142)	(0.40)
Income tax impact applicable to adjustments, net**	—	—	—	—	(50)	50	0.14
Adjustments to adjusted basis	$58	$127	$(185)	$22	$(50)	$(113)	$(0.32)
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended March 31, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$762	$691	$398	$479	$2,330	$587	$232	$252	$—	$3,401
Foreign currency impact	—	—	—	5	5	62	4	11	—	82
Currency-neutral net sales	$762	$691	$398	$474	$2,325	$525	$228	$241	$—	$3,319
Acquisitions/divestitures	—	—	—	51	51	—	—	—	—	51
Organic net sales	$762	$691	$398	$423	$2,274	$525	$228	$241	$—	$3,268

Quarter ended April 1, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$795	$708	$393	$392	$2,288	$513	$220	$227	$—	$3,248

% change - 2018 vs. 2017:
Reported growth	(4.1)%	(2.4)%	1.3%	22.1%	1.8%	14.4%	5.3%	11.0%	—%	4.7%
Foreign currency impact	—%	—%	—%	1.2%	0.2%	12.2%	2.0%	4.8%	—%	2.5%
Currency-neutral growth	(4.1)%	(2.4)%	1.3%	20.9%	1.6%	2.2%	3.3%	6.2%	—%	2.2%
Acquisitions/divestitures	—%	—%	—%	13.1%	2.2%	—%	—%	—%	—%	1.6%
Organic growth	(4.1)%	(2.4)%	1.3%	7.8%	(0.6)%	2.2%	3.3%	6.2%	—%	0.6%
Volume (tonnage)					1.5%	6.1%	2.8%	7.0%	—%	2.9%
Pricing/mix					(2.1)%	(3.9)%	0.5%	(0.8)%	—%	(2.3)%
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended
	March 31, 2018	April 1, 2017*
Reported gross profit	$1,252	$1,160
Mark-to-market (COGS)	30	(45)
Project K and cost reduction activities (COGS)	(13)	(13)
Foreign currency impact	29
Currency-neutral adjusted gross profit	$1,206	$1,218
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended
	March 31, 2018	April 1, 2017*
Reported gross margin	36.8%	35.7%
Mark-to-market (COGS)	0.9%	(1.4)%
Project K and cost reduction activities (COGS)	(0.4)%	(0.4)%
Currency-neutral adjusted gross margin	36.3%	37.5%
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended March 31, 2018
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$102	$150	$80	$67	$399	$74	$22	$27	$(12)	$510
Mark-to-market	—	—	—	—	—	—	—	—	30	30
Project K and cost reduction activities	(6)	(2)	—	(2)	(10)	(7)	(2)	—	(1)	(20)
Foreign currency impact	—	—	—	—	—	8	1	1	1	11
Currency-neutral adjusted operating profit	$108	$152	$80	$69	$409	$73	$23	$26	$(42)	$489

Quarter ended April 1, 2017*
(millions)	U.S. Snacks	U.S. Morning Foods	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported operating profit	$(36)	$157	$96	$49	$266	$66	$33	$22	$(107)	$280
Mark-to-market	—	—	—	—	—	—	—	—	(47)	(47)
Project K and cost reduction activities	(120)	(1)	—	(7)	(128)	(6)	(1)	(1)	(2)	(138)
Adjusted operating profit	$84	$158	$96	$56	$394	$72	$34	$23	$(58)	$465

% change - 2018 vs. 2017:
Reported growth	382.7%	(4.8)%	(16.2)%	36.6%	49.7%	11.8%	(33.0)%	25.6%	88.2%	81.7%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	59.6%	35.3%
Project K and cost reduction activities	353.8%	(0.9)%	—%	14.3%	45.8%	0.1%	(2.4)%	3.6%	0.3%	38.9%
Foreign currency impact	—%	—%	—%	0.9%	0.2%	10.6%	2.2%	4.7%	2.1%	2.4%
Currency-neutral adjusted growth	28.9%	(3.9)%	(16.2)%	21.4%	3.7%	1.1%	(32.8)%	17.3%	26.2%	5.1%
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Margin to Currency-Neutral Adjusted Operating Margin Basis Point Change vs. Prior Year

	Quarter ended March 31, 2018
	U.S. Snacks	U.S. Morning Foods	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
	Basis points change*										%
Reported	17.8	(0.5)	(4.1)	1.5	5.5	(0.3)	(5.5)	1.2	—	6.4	15.0%
Mark-to-market	—	—	—	—	—	—	—	—	—	2.4	0.9%
Project K and cost reduction activities	14.2	(0.1)	0.1	1.5	5.1	0.1	(0.1)	0.2	—	3.6	(0.6)%
Foreign currency impact	—	—	—	(0.1)	—	(0.2)	0.1	—	—	—	—%
Currency-neutral adjusted	3.6	(0.4)	(4.2)	0.1	0.4	(0.2)	(5.5)	1.0	—	0.4	14.7%
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended
	March 31, 2018	April 1, 2017*
Reported EPS	$1.27	$0.75
Mark-to-market (pre-tax)	0.11	(0.06)
Project K and cost reduction activities (pre-tax)	(0.06)	(0.40)
Income tax impact applicable to adjustments, net**	(0.01)	0.14
Foreign currency impact	0.04
Currency-Neutral Adjusted EPS	$1.19	$1.07
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year-to-date period ended
(millions, unaudited)	March 31, 2018	April 1, 2017*
Operating activities
Net Income	$444	$266
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	122	121
Postretirement benefit plan expense (benefit)	(47)	(56)
Deferred income taxes	(1)	(66)
Stock compensation	16	17
Other	(30)	30
Postretirement benefit plan contributions	(19)	(24)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(175)	(437)
Inventories	13	58
Accounts payable	(4)	11
All other current assets and liabilities	(91)	46

Net cash provided by (used in) operating activities	228	(34)

Less:
Additions to properties	(132)	(130)
Cash flow (operating cash flow less property additions) (a)	$96	$(164)
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.
* Quarter ended April 1, 2017 has been restated to include the impact of ASU's adopted in Q1 2018.

Significant items impacting comparability

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market benefit of $39 million and a pre-tax mark-to-market charge of $21 million for the quarter ended March 31, 2018 and April 1, 2017, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $25 million and $1 million for the quarter ended March 31, 2018 and April 1, 2017, respectively.

Project K and cost reduction activities
Project K continued generating savings used to invest in key strategic areas of focus for the business and drove growth in the business. We recorded pre-tax charges related to this program of $20 million and $142 million for the quarter ended March 31, 2018 and April 1, 2017, respectively.

Acquisitions
In October of 2017, the Company acquired Chicago Bar Company LLC manufacturer of RXBAR, a high protein snack bar made of simple ingredients. In our North America Other reportable segment, for the quarter ended March 31, 2018 the acquisition added $51 million in net sales that impacted the comparability of our reported results.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.